Exhibit 4-f


                             CERTIFICATE OF TRUST
                                      OF
                             MSDW CAPITAL TRUST V

          THIS CERTIFICATE OF TRUST of MSDW Capital Trust V (the "Issuer Trust"), dated as of February 12, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).
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          (i)  Name.  The name of the business trust being formed hereby is
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MSDW Capital Trust V.

          (ii)  Delaware Trustee.  The name and business address of the
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trustee of the Issuer Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

          (iii)  Effective Date.  This Certificate of Trust shall be
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effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Issuer Trust, have executed this Certificate of Trust as of the date first above written.



                       THE BANK OF NEW YORK (DELAWARE),
                           not in its individual capacity
                           but solely as Delaware Trustee


                       By:    /s/ Walter N. Gitlin
                           -----------------------
                       Name:      Walter N. Gitlin
                       Title:     Authorized Signatory


                       THE BANK OF NEW YORK,
                           not in its individual capacity
                           but solely as Property Trustee


                       By:    /s/ Michael Culhane
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                       Name:      Michael Culhane
                       Title:     Vice President